UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2026, BioXcel Therapeutics, Inc. (the “Company”), following the Company’s recent submission of a supplemental New Drug Application (sNDA) to the U.S. Food and Drug Administration (FDA) for the acute treatment of agitation associated with bipolar disorders or schizophrenia in the at-home (outpatient) setting with IGALMI®, entered into Milestone and Retention Bonus Agreements (the “Agreements”) with certain key employees of the Company, including members of the Company’s senior management (the “Employees”), to provide for retention and milestone-based bonus compensation.

The Agreements each provide for an aggregate cash bonus of $225,000 (with the Chief Executive Officer receiving $650,000), payable to the Employees as follows: (i) an initial payment of $150,000 ($325,000 for the Chief Executive Officer), payable as a single lump sum cash payment upon execution of the Agreement (the “Initial Bonus Payment”) and (ii) a final payment of $75,000 ($325,000 for the Chief Executive Officer) (the “Final Bonus Amount”), payable on April 15, 2026, subject to (a) the Employee remaining actively employed and in good standing with the Company from the effective date through such date and (b) no Default or Event of Default existing under the Company’s Credit Agreement and Guaranty with Oaktree Fund Administration, LLC, dated April 19, 2022, as amended (the “Credit Agreement”). If a Default or Event of Default exists on such date under the Credit Agreement, but is subsequently cured, the Employee will be eligible to receive the final payment upon the date such Default or Event of Default is cured.

The Agreement also provides for accelerated payment of the Final Bonus Amount if (i) the Company raises at least $25 million in capital after the effective date of the Agreement, or (ii) a Change of Control (as defined in the BioXcel Therapeutics, Inc. 2020 Incentive Award Plan) or other material transaction, as determined by the Company’s Board of Directors in its sole discretion, occurs prior to April 15, 2026. In such cases, the Final Bonus Amount would be paid as part of the Company’s next regularly scheduled payroll following the closing of such transaction, provided the Employee remains actively employed and in good standing through the closing date.

The Agreement also includes forfeiture and repayment provisions whereby if the Employee’s employment is terminated for Cause (as defined in the Agreement) or the Employee resigns without Good Reason (as defined in the Agreement) prior to December 31, 2026 (or September 30, 2026, if only the Initial Bonus Payment has been paid), the Employee must repay the full amount of any bonus received within 15 days of such Employee’s final day of employment.

The foregoing description of the Agreements do not purport to be complete and is qualified in its entirety by reference to the complete terms of the Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Ex. No.	Description

10.1	Form of Milestone and Retention Bonus Agreement, dated February 4, 2026 by and between BioXcel Therapeutics, Inc. and the Employees.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2026	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
	By:	Richard Steinhart
	Title:	Chief Financial Officer